EXHIBIT 23.6

CONSENT OF ENGINEER

Reference is made to the Annual Report on Form 40-F for the year ended December 31, 2007 (the “Annual Report”) of Teck Cominco Limited (the “Company”) to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

We hereby consent to references to our firm’s name and use of our report under the heading “Description of the Business - Oil Sands - Fort Hills Project,” and for “Schedule B – Report on Resources Data by Independent Qualified Resources Auditor” and all other references to our name included or incorporated by reference in: (i) Teck Cominco Limited’s Annual Report on Form 40-F for the year ended December 31, 2008; (ii) Teck Cominco Limited’s registration statement on Form S-8 (File No. 333-140184); and (iii) the incorporation by reference in registration statements on Form F-9 (File No. 333-147032 and 333-152735), filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended as applicable.

Yours very truly,

SPROULE UNCONVENTIONAL LIMITED

/s/ Grant I. Sanden
Grant I. Sanden, P.Eng. Associate

/s/ R. Keith MacLeod
R. Keith MacLeod, P.Eng. Executive Vice-President

Dated: March 20, 2009

Calgary, Alberta

CANADA